Exhibit 99.1

CorEnergy Announces Results of Annual Meeting, Conversion of Series C Preferred Equity

KANSAS CITY, MO - June 30, 2021 - CorEnergy Infrastructure Trust, Inc. (NYSE: CORR, CORRPrA) (“CorEnergy” or the “Company”) today announced results from its 2021 annual meeting of stockholders. In addition, the Board of the Company authorized management to enter into an agreement to convert the right to receive the Company’s 9.0% Series C Preferred Stock into 7.375% Series A Cumulative Redeemable Preferred Stock.

“We are grateful for the affirmative votes on all four 2021 annual meeting ballot items, and in particular the overwhelming support of stockholders for the issuance of our Class B Common Stock associated with the Crimson Transaction earlier this year and the internalization of our REIT manager. We believe that both of these ballot items represent important steps forward as we work to build the industry’s first midstream infrastructure REIT that can both own and operate select assets,” said Dave Schulte, Chief Executive Officer. “Additionally, the board authorization to enter into an agreement to convert the right to receive our 9.0% Series C Exchangeable Preferred equity into 7.375% Series A Cumulative Redeemable Preferred equity, upon execution and assuming effectiveness as of June 30, is expected to reduce our expected annual preferred dividend cost by more than $450,000 and further simplify our capital structure.”

Annual Meeting of Stockholders Results

CorEnergy held its annual meeting of stockholders on June 29, 2021. At the meeting, voting stockholders approved all four items of business described in the proxy statement:

(1)	to elect one director, David J. Schulte, to serve until the Company’s 2024 annual meeting of stockholders and until his successor is duly elected and qualified;

(2)	to approve the issuance of Class B Common Stock upon conversion of the Series B Preferred Stock issuable pursuant to the terms of the Crimson Transaction;

(3)
to approve a Contribution Agreement and the transactions contemplated by the Contribution Agreement to internalize the Company’s external manager, Corridor InfraTrust Management, LLC through the acquisition of Corridor in exchange for the Internalization Consideration; and

(4)	to ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for its fiscal year ending December 31, 2021.

Conversion of Right to Receive Series C Preferred Stock

In the Crimson Transaction that closed on February 4, 2021, the holders of certain units of Crimson were given the right to convert those units into CorEnergy’s Series C Preferred Stock, which carries a 9.0% annual dividend rate payment in cash.  Upon issuance, the Series C Preferred Stock could be converted by the holder into 7.375% Series A Cumulative Redeemable Preferred Stock.  In addition, CorEnergy had the right to elect for the exchange if the Series A Preferred equity volume weighted average trading price was greater than $23.50 for 30 consecutive trading days, which has been the case since June 4, 2021. This action by the Board of Directors contemplates an agreement between the Company and the holders of the Crimson units with the right to receive CorEnergy’s Series C Preferred Stock, to instead give such holders the right convert the Crimson units directly into Depositary shares representing 7.375% Series A Cumulative Redeemable Preferred Stock. In choosing to accelerate the transaction, the board and the holders of those Crimson units believe the capital structure is simplified and the Company is able to lock in additional dividend savings for the prospective benefit of all equity holders in CorEnergy.

About CorEnergy Infrastructure Trust, Inc.

CorEnergy Infrastructure Trust, Inc. (NYSE: CORR, CORRPrA) is a real estate investment trust that owns and operates or leases regulated natural gas transmission and distribution lines and crude oil gathering, storage and transmission pipelines and associated rights-of-way. For more information, please visit corenergy.reit.

Forward-Looking Statements

This press release contains certain statements that may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical fact, included herein are “forward-looking statements.” Although CorEnergy believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including, among others, failure to realize the anticipated benefits of the Transaction or Internalization; the risk that CPUC approval is not obtained, is delayed or is subject to unanticipated conditions that could adversely affect CorEnergy or the expected benefits of the Transaction, risks related to the uncertainty of the projected financial information with respect to Crimson, the risk that a condition to the closing of the Internalization may not be satisfied, CorEnergy’s ability to consummate the Internalization, and those factors discussed in CorEnergy’s reports that are filed with the Securities and Exchange Commission. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Other than as required by law, CorEnergy does not assume a duty to update any forward-looking statement. In particular, any distribution paid in the future to our stockholders will depend on the actual performance of CorEnergy, its costs of leverage and other operating expenses and will be subject to the approval of CorEnergy’s Board of Directors and compliance with leverage covenants.

Contact Information:
CorEnergy Infrastructure Trust, Inc.
Investor Relations
Debbie Hagen or Matt Kreps
877-699-CORR (2677)
info@corenergy.reit

Source: CorEnergy Infrastructure Trust, Inc.